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                                                                    Exhibit 99.3



THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS OF ANY STATE (THE "ACTS") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



                         OPTION TO PURCHASE COMMON STOCK
                                       OF
                                CDBEAT.COM, INC.

         This certifies that, for value received, Atlantis Equities, Inc. ("HOLDER"), with an address at 750 Lexington Avenue, 23rd Floor, New York, NY 10022, is entitled, subject to the terms set forth below, to purchase from CDBEAT.COM, INC. (the "COMPANY"), a Delaware corporation, seven hundred and sixty-two thousand and sixty-four (762,064) shares (the "Shares") of the Common Stock of the Company ("COMMON STOCK"), as constituted on the date hereof (the "OPTION ISSUE DATE"), with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below.

         1. TERM OF OPTION. This Option shall be exercisable, in whole or in part, commencing on the date hereof, and ending on December 31, 2000.

         2. EXERCISE PRICE AND NUMBER OF SHARES.

            2.1 EXERCISE PRICE. The exercise price at which this Option may be exercised shall be $2.50 per share of Common Stock, as adjusted from time to time pursuant to Section 10 hereof (the "Exercise Price").

            2.2 NUMBER OF SHARES. The number of shares of Common Stock which may be purchased pursuant to this Option shall be seven hundred and sixty-two thousand and sixty-four (762,064) shares, as adjusted from time to time pursuant to Section 10 hereof.

         3. EXERCISE OF OPTION.

            (a) The purchase rights represented by this Option are exercisable by the Holder in whole or in part at any time during the term of this Option, or from time to time, by the surrender of this Option and the Exercise Form, annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) upon payment in cash or by check acceptable to the Company.

            (b) This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Option is exercised in part, the Company at its expense will execute and deliver a new Option of like tenor exercisable for the number of shares for which this Option may then be exercised.

            (c) If this Option is exercised in part this Option must be exercised or converted, as the case may be, for a number of whole shares of the Common Stock.

         4. REPLACEMENT OF OPTION. On receipt of evidence reasonably satisfactory to the Company of the loss, theft destruction or mutilation of this Option and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Option, the Company at its expense shall execute and deliver, in lieu of this Option, a new Option of like tenor and amount.

         5. RIGHTS OF STOCKHOLDERS. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Option shall have been exercised as provided herein.

         6. RESTRICTIONS ON TRANSFER OF OPTION.

            6.1 EXCHANGE OF OPTION UPON A TRANSFER. This Option shall not be assigned without the Company's consent. If the Company consents, upon delivery by the transferee of a written agreement to be bound by the terms of this Option and surrender of this Option for exchange, properly endorsed and transferred in accordance with this Section 6, the Company at its expense shall issue to or on the order of the Holder a new option or options of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.

            6.2 RESTRICTIONS ON TRANSFER; COMPLIANCE WITH SECURITIES LAWS.

                (a) The Holder of this Option, by acceptance hereof, acknowledges that this Option and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment and agrees

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to comply with the transfer restrictions contained in this Section 6.2. The
Holder will not offer, sell or otherwise dispose of this Option or any shares of Common Stock to be issued upon exercise hereof ("SHARES"), except under circumstances that will not result in a violation of applicable federal and state securities laws. Prior to offering, selling or otherwise disposing of the Options or Shares, the holder hereof or thereof will give the Company a written notice describing the manner and circumstances of the transfer accompanied by, if requested by the Company, a written opinion of legal counsel satisfactory to the Company to the effect, as amended, that the proposed transfer may be effected without registration under the Securities Act of 1933 or any state blue sky law. Any Option or Shares transferred in violation of applicable federal and state securities laws shall be void and not recognized by the Company. Any transferee of this Option or Shares shall execute an agreement agreeing to be bound by the terms of this Section 6.

                (b) All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

                "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

         7. RESERVATION OF STOCK. The Company covenants that during the term that this Option is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Option and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "CERTIFICATE") to provide sufficient reserves of shares of Common Stock issuable upon the exercise of the Option. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Option, upon exercise of the rights represented by this Option and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein), and will be validly issued, fully paid and nonassessable.

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         8. NOTICES. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Option.

         9. AMENDMENTS.

            (a) Any term of this Option may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 9 shall be binding upon the Holder, each future Holder and the Company.

            (b) No waivers of, or exceptions to, any term, condition or provision of this Option, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         10. ADJUSTMENTS. The number of shares purchasable hereunder is subject to adjustment from time to time as follows:

             10.1 REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time while this Option, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Option shall thereafter be entitled to receive upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Option would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this
Section 10. The foregoing provisions of this Section 10.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Option. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Option with respect to the rights and interests of the Holder after the transaction, to the end that the

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provisions of this Option shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Option.

             10.2 RECLASSIFICATION. If the Company, at any time while this Option, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Option exist into the same or a different number of securities of any other class or classes, this Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Option immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

             10.3 DIVIDEND, SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Option, or any portion thereof, remains outstanding and unexpired shall (i) declare a dividend or make a distribution on the securities as to which purchase rights under this Option exist payable in shares of its capital stock or securities convertible into or exchangeable for capital stock or (ii) split, subdivide or combine the securities as to which purchase rights under this Option exist, THEN, in each case, the Exercise Price in effect, and the number of shares issuable upon exercise of the Option, at the time of the record date for such dividend or at the effective date of such split, subdivision or combination, shall be proportionately adjusted so that the holders of the Option after such time shall be entitled to receive upon exercise of the Option the aggregate number and kind of shares which, if such Option had been exercised immediately prior to such time, such holders would have owned upon such exercise and immediately thereafter been entitled to receive by virtue of such dividend, split, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur, subject to further adjustment as provided in this Section 10. Notwithstanding the foregoing, in no event shall any adjustment be made for the contemplated 48,500-to-one stock split.

         11. MISCELLANEOUS.

             11.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

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                           If to the Company, to:
                           CDbeat.com, Inc.
                           Bedford Towers
                           444 Bedford Street, Suite 8s
                           Stamford, Connecticut
                           Telecopier: (203) 602-9995

                           If to the Holder, to:
                           Atlantis Equities, Inc.
                           750 Lexington Avenue, 23rd Floor
                           New York, NY 10022

             11.2 GOVERNING LAW. This Option shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts-of-laws rules thereof.

             12   REGISTRATION RIGHTS. The shares of Common Stock underlying this Option shall be entitled to the registration rights set forth in the Warrant, dated September 23, 1999, issued by the Company to Holder.

         IN WITNESS WHEREOF, the Company has caused this Option to be executed by its officers thereunto duly authorized.

Dated November 16, 1999

                                                           CDBEAT.COM, INC.


                                                           By: /s/ Joel Arberman
                                                              -----------------
                                                              Joel Arberman
                                                              President



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                                  EXERCISE FORM



TO:      CDBEAT.COM, INC.
         Bedford Towers
         444 Bedford Street, Suite 8s
         Stamford, Connecticut
         Attention: President

     (1) The undersigned hereby elects to purchase _______ shares of Common Stock of CDBEAT.COM, INC., pursuant to the terms of the attached Option and tenders herewith payment of the purchase price for such shares in full.

     (2) In exercising this Option, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                                     --------------------------
                                                     (Name)

                                                     --------------------------
                                                     (Signature)

     (4) Please issue a new Option for the unexercised portion of the attached Option in the name of the undersigned or in such other name as is specified below:

                                                     --------------------------
                                                     (Name)

----------                                           --------------------------
(Date)                                               (Signature)


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